UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2017

Novan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4105 Hopson Road, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(919) 485-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2017, Novan, Inc. (the “Company”) and Richard Peterson, Chief Financial Officer and the principal financial and accounting officer of the Company, reached agreement regarding his departure from the Company effective March 23, 2017 for “Good Reason” (as defined in the employment agreement, dated April 13, 2016 between Mr. Peterson and the Company (the “Employment Agreement”)).

On March 21, 2017, the Company appointed William L. Hodges, 62, as Interim Chief Financial Officer, to serve as the principal financial and accounting officer of the Company, effective March 24, 2017. Mr. Hodges served most recently at POZEN, Inc., a pharmaceutical company, as Senior Vice President and Chief Financial Officer, from August 2004 until December 2015. Mr. Hodges continued to serve with POZEN, Inc. as the Senior Vice President of Finance and Administration until the completion of POZEN’s merger with Tribute Pharmaceuticals in March 2016 and has subsequently provided part-time service to POZEN.

On March 21, 2017, the Company entered into an offer letter (the “Offer Letter”) with Mr. Hodges. The Offer Letter provides that Mr. Hodges will serve for a three month engagement, after which he and the Company can mutually agree to terminate the employment arrangement or extend the employment arrangement for an additional three months. During his employment, Mr. Hodges will receive a base salary of $30,000 per month and is eligible to receive a discretionary bonus with a target bonus equal to 40% of his actual base salary over the three month employment, or $36,000, contingent upon continued employment for the three month period (unless employment terminates before such time due to the hiring of a Chief Financial Officer) and payable at the three month anniversary of the commencement date of his employment. On March 24, 2017, in accordance with the Offer Letter, Mr. Hodges will receive a stock option award to purchase 33,000 shares of the Company’s common stock, vesting monthly during the three month term of his employment.

There is no arrangement or understanding with any person pursuant to which Mr. Hodges was selected as Interim Chief Financial Officer, and there are no there are no family relationships between Mr. Hodges and any director or executive officer of the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 22, 2017, the Company issued a press release announcing certain organizational changes. The full text of this press release is furnished herewith as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index which follows the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 22, 2017	By:	/s/ Nathan Stasko

Nathan Stasko
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Company and William L. Hodges.
99.1	Press Release issued on March 22, 2017.